UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009

STARENT NETWORKS, CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33511	04-3527533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 International Place Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 851-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 17, 2009, the compensation committee (the “Compensation Committee”) of the Board of Directors of Starent Networks, Corp. (the “Company”) adopted a form of restricted stock unit agreement (the “Restricted Stock Unit Agreement”). Each Restricted Stock Unit Agreement evidences a grant by the Company of restricted stock units (“RSUs”) under the Company’s 2007 Stock Incentive Plan. Each RSU represents the right to receive in the future one share of the Company’s common stock, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement. Pursuant to the form of Restricted Stock Unit Agreement, the RSUs will vest over four years, as to 25% of the original number of RSUs on the each anniversary of the date of grant until the fourth anniversary of the date of grant. If a recipient ceases to be employed by the Company before any RSUs vest, any RSUs for which vesting has not occurred shall be immediately forfeited to the Company.

On April 17, 2009, the Compensation Committee entered into Restricted Stock Unit Agreements with each of the named executive officers of the Company listed below. The number of RSUs granted to each of the Company’s named executive officers is set forth opposite his name below:

Name and Title	Number of RSUs
Ashraf M. Dahod	30,000
Chief Executive Officer
Paul J. Milbury	20,537
Vice President of Operations and Chief Financial Officer
Pierre G. Kahhale	14,044
Vice President, Worldwide Field Operations
Thierry Maupilé	9,672
Vice President of Global Marketing and Business Development
Vijay Kathuria	15,634
Vice President and General Manager, India

The form of Restricted Stock Unit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference to the full text of the form of Restricted Stock Unit Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1 Form of Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARENT NETWORKS, CORP.

Date: April 23, 2009	By: /s/ Jonathan M. Moulton Jonathan M. Moulton Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement